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                                                                   EXHIBIT 10.12

                               GUIDANT CORPORATION

                            NONQUALIFIED STOCK OPTION

      This Nonqualified Stock Option ("Stock Option") has been granted on ___ (the "Grant Date") by Guidant Corporation, an Indiana corporation (the "Company"), with its principal offices in Indianapolis, Indiana, to

_______________________________________________________________________________
                                  ("Grantee").

                                    RECITALS

      Under the Guidant Corporation 1998 Stock Plan ("1998 Plan"), the Management Development and Compensation Committee of the Company's Board of Directors (the "Committee") has determined the form of this Stock Option and selected the Grantee, an Eligible Person, to receive this Stock Option under the 1998 Plan. The applicable terms of the 1998 Plan are incorporated in this Stock Option by reference, including the definition of terms contained in the 1998 Plan. In this Stock Option, the term "Company" means Guidant Corporation and its subsidiaries, unless the context requires otherwise.

                                     OPTION

      Pursuant to the terms of the 1998 Plan, the Company grants to the Grantee the right to purchase shares of Guidant Stock from the Company by one or more exercises of this Stock Option under the following terms and conditions:

      SECTION 1. Number of Shares. Subject to adjustment as provided in Section 3, the Grantee may purchase a total of ______ shares of Guidant Stock. This Stock Option is a nonqualified stock option and is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code.

      SECTION 2. Option Price. Subject to adjustment as provided in Section 3, the Option Price shall be $_____ per share of Guidant Stock, which has been determined by the Committee to be the Fair Market Value of Guidant Stock on the Grant Date.

      SECTION 3. Adjustments to Number of Shares and Option Price. If any subdivision or combination of shares of Guidant Stock, or any stock dividend, capital reorganization, recapitalization, or consolidation or merger with the Company as the surviving corporation occurs, or if additional shares or new or different shares or other securities of the Company or

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                                                                   EXHIBIT 10.12

any other issuer are distributed with respect to shares of Guidant Stock through a spin-off, exchange offer, or other extraordinary distribution, the Committee shall make those adjustments it determines appropriate in its discretion, in the number of shares still subject to purchase under this Stock Option or to the Option Price or both. If an adjustment would result in a fractional share, then upon exercise of this Stock Option and payment of the Option Price the Committee may in its discretion either pay cash for the fractional right or round the fraction.

      SECTION 4. Option Exercise Period. This Stock Option may be exercised from the Commencement Date to and including the Termination Date ("Option Exercise Period").

The Commencement Date shall be the Grant Date.

      The Termination Date shall be the earliest to occur of a., b., c. or d below:

            a.    ___________,

            b. the day of Termination of Employment (as defined below), except by reason of (i) death, (ii) retirement from the Company as a Retired Employee, or (iii) Disability,

            c. the corresponding calendar day in the sixtieth month following the day on which the Grantee becomes a Retired Employee, or on which the Grantee's employment is terminated by reason of Disability, or on the last day of that sixtieth month if there is no corresponding day in that month, or

            d. the corresponding calendar day in the sixtieth month following the date of death of the Grantee while in the active service of the Company, or on the last day of that sixtieth month if there is no corresponding day in that month.

"Termination of Employment" means the cessation, for any reason, of the relation of employer and employee between the Grantee and the Company. The Committee's determination whether the Grantee's employment has been terminated by reason of Disability or whether a leave of absence constitutes a Termination of Employment shall be final and binding on the Grantee. This Stock Option shall not confer upon the Grantee the right to continue in the employment of the Company or affect in any way the right of the Company to terminate the employment of the Grantee at any time, with or without notice or cause.

A Retired Employee shall be a person whose employment with the Company has terminated upon or after the earliest of (i) the day upon which the person's age plus years of service with the Company, including any predecessor company of the Company, equals 80, and the person is eligible to receive transition benefits under The Guidant Retirement Plan, (ii) the day the person has attained at least 55 years of age and has at least 10 years of service with the Company, including any predecessor company of the Company, (iii) the day the person attains 65 years of age, or (iv) as the Committee otherwise determines.

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                                                                   EXHIBIT 10.12

      SECTION 5. Limitations on Right to Exercise Stock Option. The right to exercise this Stock Option during the Option Exercise Period shall be subject to the following limitations:

      a. During the lifetime of the Grantee, only the Grantee or a guardian or legal representative acting for the Grantee under judicial authority may exercise this Stock Option.

      b. After the death of the Grantee, this Stock Option may be exercised only by a successor grantee who has become entitled to exercise by will or the laws of descent and distribution and who has furnished proof satisfactory to the Company of his or her right to exercise. The term "Grantee" includes a successor grantee where applicable.

      c. The Grantee may not exercise this Stock Option with respect to a fractional share or with respect to less than twenty-five (25) shares of Guidant Stock unless the exercise covers the entire balance of the shares of Guidant Stock subject to purchase. This number is not subject to an adjustment under Section 3.

      d. The Grantee's right to exercise this Stock Option and the Company's obligation to issue or transfer shares are subject to all stock exchange requirements, to all applicable laws, and to approvals by any governmental or regulatory agency as may be required.

      SECTION 6. Non-Transfer of Stock Option. Neither this Stock Option nor any right under it is transferable except by will or applicable laws of descent and distribution.

      SECTION 7. Exercise of Stock Option. The Grantee may exercise this Stock Option by delivering a notice of exercise to the Company's stock option processor, as designated from time to time. The notice of exercise, once delivered, shall be irrevocable. The Option Price shall be paid on or about the time of the notice of exercise, as shall be directed by the Company's stock option processor. The notice of exercise must specify the number of shares of Guidant Stock covered by the exercise and state the number of shares of Guidant stock, if any, being tendered in exchange. Upon receipt of the notice of exercise, the stock option processor shall send to the Grantee a statement of the Option Price, the fair market value of Guidant Stock on the exercise date, the number of shares of Guidant Stock that may be delivered in payment of the Option Price, and the amount of withholding tax due, if any. Shares will be issued or transferred only to the Grantee or the Grantee and another as joint tenants with right of survivorship.

      SECTION 8. Ownership of Guidant Stock and Delivery of Certificate. The Committee may, from time to time, establish alternative procedures for paying the Option Price. The Company will not issue or transfer shares of Guidant Stock upon exercise of this Stock Option until the Option Price is fully paid and the Grantee shall have no rights as a shareholder as to shares covered by an exercise until the shares are issued or transferred on the Company's books. At the time the Grantee becomes the owner of the shares covered by the exercise, he or she shall cease to be the owner of any shares tendered in payment of the Option Price.

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                                                                   EXHIBIT 10.12

      SECTION 9. Withholding Tax. Before delivering a certificate for shares of Guidant Stock issued or transferred under this Stock Option, the Company may, by notice to the Grantee, require that the Grantee pay to the Company the amount of federal, state, or local taxes, if any, required by law to be withheld.

      SECTION 10. Notices and Payments. Any notices to be given by the Grantee under this Stock Option shall be in writing, and any notice or payment shall be deemed to have been given or made only upon receipt by the Company or the Company's stock option processor at such address as may be communicated in writing to the Grantee from time to time. Any notice or communication by the Company under this Stock Option shall be in writing and shall be deemed to have been given if mailed or delivered to the Grantee at the address listed in the records of the Company or at such address as specified in writing to the Company by the Grantee.

      SECTION 11. Waiver. The waiver by the Company of any provision of this Stock Option shall not operate as, or be construed to be, a waiver of the same or any other provision of this Stock Option at any subsequent time for any other purpose.

      SECTION 12. Revocation or Modification of Stock Option. This Stock Option shall be irrevocable except that the Company shall have the right under Section 11(e) of the 1998 Plan to revoke this Stock Option at any time if it is contrary to law or to modify this Stock Option to bring it into compliance with any valid and mandatory law or government regulation.

      SECTION 13. Section Headings. The section headings in this Stock Option are for convenience of reference only and shall not be deemed a part of, or germane to, the interpretation or construction of this Stock Option.

      SECTION 14. Determinations by Committee. Determinations by the Committee shall be final and conclusive with respect to the interpretation of the 1998 Plan and this Stock Option.

      SECTION 15. Change of Control. The provisions of Section 9(a)(i) of the 1998 Plan apply to this Stock Option.

      SECTION 16. Rights as a Shareholder. The Grantee or the permitted transferee of this Stock Option shall have no rights as a shareholder with respect to any shares subject to this Stock Option prior to the purchase of such shares by exercise of this Stock Option, except as provided in the 1998 Plan. Nothing in the 1998 Plan or this Stock Option shall create an obligation on the part of the Company to repurchase any shares of Guidant stock purchased hereunder.

      SECTION 17. Effective Date. The effective date of this Stock Option shall be the Grant Date.

      SECTION 18. Governing Law. The validity and construction of this Stock Option shall be governed by the laws of the State of Indiana.

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                                                                   EXHIBIT 10.12

              IN WITNESS WHEREOF, the Company has caused this Stock Option to be executed and granted in Indianapolis, Indiana.

                                    GUIDANT CORPORATION

                                    By:
                                        _____________________________

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